UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 5, 2010

MWI VETERINARY SUPPLY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51468	02-0620757
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

651 S. Stratford Drive, Suite 100, Meridian, ID   83642

(Address of principal executive offices)   (Zip Code)

(208) 955-8930

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On November 5, 2010, Centaur Services Limited (”Centaur”), an indirect wholly owned subsidiary of MWI Veterinary Supply, Inc. (the “Company”) entered into a £12,500,000 unsecured revolving line of credit facility (the “Sterling Revolving Credit Facility”) with Wells Fargo Bank, N.A. London Branch (“Wells Fargo”).  The Sterling Revolving Credit Facility is for a three year term with interest paid at the end of the applicable one month, three month or six month interest period.  Interest is based on LIBOR for the applicable interest period plus an applicable margin of 1.05% to 1.90%.  The facility contains financial covenants requiring Centaur to maintain a minimum tangible net worth of £3,000,000.

Also on November 5, 2010, MWI Veterinary Supply Co., a direct wholly owned subsidiary of the Company, executed a continuing guaranty in favor of Wells Fargo (the “Continuing Guaranty”) unconditionally guaranteeing Centaur’s obligations under the Sterling Revolving Credit Facility.

The foregoing description of the Sterling Revolving Credit Facility and Continuing Guaranty is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the Sterling Revolving Credit Facility and the Continuing Guaranty, copies of which are filed as Exhibit 10.1 and Exhibit 10.2 to this report, respectively, and are incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits

10.1	Sterling Revolving Credit Facility between Centaur Services Limited and Wells Fargo, National Association London Branch dated November 5, 2010

10.2	Continuing Guaranty of MWI Veterinary Supply Co. dated November 5, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MWI VETERINARY SUPPLY, INC.
Date: November 10, 2010	By:	/s/ Mary Patricia B. Thompson
Mary Patricia B. Thompson
Senior Vice President of Finance and Administration, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Sterling Revolving Credit Facility between Centaur Services Limited and Wells Fargo, National Association London Branch dated November 5, 2010

10.2	Continuing Guaranty of MWI Veterinary Supply Co. dated November 5, 2010